UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2010

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Pursuant to individual Stipulations to the Issuance of a Consent Order (“Stipulation”), the Federal Deposit Insurance Corporation (the “FDIC”) entered Consent Orders to each of Bank of Florida Corporation’s (the “Company”) bank subsidiaries. The Consent Order issued to Bank of Florida – Tampa Bay was effective on May 20, 2010, and the Consent Orders to Bank of Florida – Southwest and Bank of Florida – Southeast were each effective on May 21, 2010. Bank of Florida – Tampa Bay, Bank of Florida – Southwest and Bank of Florida – Southeast are each referred to herein as a “Bank” herein and are collectively herein referred to as the “Banks.”

Pursuant to the Stipulations, the Banks have consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of the Consent Orders. The Stipulations and the Consent Orders are filed as Exhibits 10.22, 10.23 and 10.24 to this Current Report on Form 8-K and are incorporated by reference herein.

Pursuant to its Consent Order, each Bank’s Board of Directors is required increase its participation in the affairs of the respective Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all respective Bank activities. This participation shall include comprehensive, documented meetings to be held no less frequently than monthly. Each Board must also develop a program to monitor the respective Bank’s compliance with its Order.

Each Consent Order also requires the respective Bank to have and retain experienced, qualified management, with the ability to comply with the Consent Order, operate the respective Bank safely and soundly, comply with applicable laws and regulations and restore all aspects of the respective Bank to a safe and sound condition.

With respect to capital, each Consent Order requires that “[t]he Bank shall have capital at a level sufficient to restore the Bank to an “adequately capitalized” capital category” and, within 30 days, submit to the FDIC a plan to achieve and maintain a Tier 1 leverage capital ratio of at least 8% and a total risk based capital ratio of at least 12%. If either of these capital ratios fall below the respective required level in any quarter, the respective Bank shall submit to the FDIC, within 30 days after filing that Bank’s “call report,” a written plan to restore such ratios.

Within 30 days of the effective date of its Consent Order, each Bank must review the adequacy of its Allowance for Loan and Lease Losses (“ALLL”) and develop a comprehensive policy for determining its adequacy. Each such policy must mandate ALLL reviews at least quarterly and any ALLL deficiency must be remedied in the quarter it is discovered. Each such policy and the implementation of such policy must be satisfactory to the FDIC.

Within 45 days of the effective date of its Consent Order, each Bank shall adopt and implement a plan to reduce its risk exposure to each asset or relationship in excess of $500,000, which was adversely classified by the FDIC in the respective Bank’s first quarter examination. While each Consent Order remains in effect, each Bank shall, within 30 days of the receipt of any official Report of Examination, eliminate from its books any remaining balance of any assets classified “Loss” and 50% percent of those classified “Doubtful”, unless otherwise approved in writing by the FDIC.

Within 45 days from the effective date of its Consent Order, each Bank shall perform a risk segmentation analysis with respect to any concentration of credit which “in the aggregate represent[s] a large portion of the Bank’s Tier 1 capital.” Each Bank must also develop a plan, acceptable to the FDIC, to systematically reduce any segment of that Bank’s portfolio which the FDIC deems to be an undue concentration relative to that Bank’s Tier 1 capital.

Within 60 days from the effective date of its Consent Order, each Bank shall formulate and implement a profit plan and comprehensive budget and submit the same to the FDIC for its review and comment. On a quarterly basis, each Bank must evaluate it performance relative to its plan and budget.

Within 60 days from the effective date of its Consent Order, each Bank shall adopt and implement a liquidity, contingent funding and asset liability management plan. Each plan must be submitted to the FDIC for review and comment and each Bank must incorporate into its policy any changes recommended by the FDIC. Thereafter, that Bank must implement, follow, review and appropriately revise its plan.

During the life of its Consent Order, each Bank shall limit its asset growth to 10% per year and may not grow in any amount that would result in noncompliance with the capital requirements of that Bank’s Consent Order without the FDIC’s approval.

While the respective Bank’s Consent Order is in place, none of the Banks shall declare or pay any bonuses or dividends, or make any principal or interest payments on its subordinated debentures, without the FDIC’s approval.

Throughout the life of the respective Bank’s Consent Order, none of the Banks shall accept, renew, or rollover any brokered deposit, and comply with the restrictions on the effective yields on deposits.

Following each calendar quarter following the effective date of its Consent Order, each Bank shall furnish written progress reports to the FDIC detailing the form, manner, and results of any actions taken to secure compliance.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 20, 2010, the Company received an advisory letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5450(b)(1)(A) (the “Minimum Equity Rule”) because the Company’s stockholders’ equity at March 31, 2010, was below $1,000,000. The Nasdaq advisory letter was issued in accordance with standard Nasdaq procedures. In accordance with Marketplace Rule 5810(c)(2)(C), the Company has been provided with 45 calendar days to submit a plan to regain compliance with the Minimum Equity Rule. The Company’s ability to regain compliance with the Minimum Equity Rule is likely exclusively dependent upon the success of the Company’s current $72 million common stock offering.

The advisory letter has no effect on the listing of the Company’s common stock at this time and its common stock will continue to trade on the Nasdaq Global Market under the symbol “BOFL.” A copy of the advisory letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Bank of Florida Corporation has filed a registration statement (including a prospectus) (SEC File Number 333-161252) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, copies of the prospectus relating to the offering may be obtained from Kendrick Pierce & Co., at 511 W. Bay Street, Suite 300, Tampa, Florida 33606 or by telephone at 1 (866) 254-2265.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

10.22	Stipulation to the Issuance of a Consent Order and Consent Order for Bank of Florida – Tampa Bay dated May 20, 2010

10.23	Stipulation to the Issuance of a Consent Order and Consent Order for Bank of Florida – Southwest dated May 21, 2010

10.24	Stipulation to the Issuance of a Consent Order and Consent Order for Bank of Florida – Southeast dated May 21, 2020

99.1	Letter from The Nasdaq Stock Market dated May 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: May 26, 2010

/s/ Tracy L. Keegan
Tracy L. Keegan
Chief Financial Officer & Executive Vice President